Exhibit (10.4)

1982 EASTMAN KODAK COMPANY

EXECUTIVE DEFERRED COMPENSATION PLAN

Preamble.

The 1982 Eastman Kodak Company Executive Deferred Compensation Plan is an unfunded non-qualified deferred compensation arrangement for eligible executives of Eastman Kodak Company and certain of its subsidiaries effective for compensation earned in 1982 and later years.  Under the Plan, each Eligible Employee is annually given an opportunity to elect to defer payment of part of his or her compensation earned during the year following his or her election.

This Plan is intended to satisfy Code section 409A with respect to benefits subject thereto, and the terms and conditions of this Plan shall be interpreted and construed accordingly.  This Plan also provides for benefits not subject to Code section 409A by reason of having been earned and vested before January 1, 2005, and no amendment to this Plan that might constitute a “material modification” within the meaning of Code section 409A and the Treasury regulations thereunder shall apply to such benefits unless such amendment expressly provides for the loss of such benefits’ grandfathered status.

From January 1, 2005 through December 31, 2008, this Plan was operated in good faith compliance with the requirements of Code section 409A, and the Treasury regulations and applicable guidance thereunder.  Any administrative practices and interpretations established in order to enable the Plan to operate in good-faith compliance but contrary to the terms of such Plan as then in effect are hereby expressly ratified.  Effective January 1, 2009, the terms and conditions of this amended and restated Plan have been adopted to reflect the final Treasury regulations under Code section 409A.

This Plan will be interpreted and administered in accordance with Eastman Kodak Company’s Policy Regarding Section 409A Compliance with respect to benefits subject to Code section 409A.

Article 1.     Definitions.

1.1     Accelerated Distribution

The form of distribution permitted under Section 8.8.

1.2           Account

"Account" means the Deferred Compensation Account or the Stock Account.

1.3           Board

"Board" means Board of Directors of Kodak.

1.4           Change In Control

“Change in Control,” with respect to Grandfathered Dollars, means the occurrence of any one of the following events:

A.
individuals who, on December 9, 1999, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to December 9, 1999, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Kodak in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Kodak as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Act) (“Election Contest”) or any other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed to be an Incumbent Director;

B.
any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of Kodak representing 25% or more of the combined voting power of Kodak’s then outstanding securities eligible to vote for the election of the Board (the “Kodak Voting Securities”); provided, however, that the event described in this paragraph (B) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by Kodak or any subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by Kodak or any subsidiary, or (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities;

C.
the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving Kodak or any of its subsidiaries that requires the approval of Kodak's shareholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or sale or other disposition of all or substantially all of Kodak’s assets to an entity that is not an affiliate of Kodak (a “Sale”), unless immediately following such Reorganization or Sale:  (i) more than 60% of the total voting power of (x) the corporation resulting from such Reorganization or Sale (the “Surviving Company”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Company (the “Parent Company”), is represented by Kodak Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Kodak Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Kodak Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (iii) at least a majority of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”); or

D.	the shareholders of Kodak approve a plan of complete liquidation or dissolution of Kodak.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of Kodak Voting Securities as a result of the acquisition of Kodak Voting Securities by Kodak which reduces the number of Kodak Voting Securities outstanding; provided that if after such acquisition by Kodak such person becomes the beneficial owner of additional Kodak Voting Securities that increases the percentage of outstanding Kodak Voting Securities beneficially owned by such person, a Change in Control shall then occur.

With respect to benefits other than Grandfathered Dollars, “Change in Control” means an event that both satisfies the above definition and qualifies as a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Sections 1.409A-3(a)(5) and 1.409A-3(i)(5) of the Treasury regulations.  Solely for the purpose of determining whether a “Change in Control” has occurred in connection with the payment of benefits other than Grandfathered Dollars, it is noted that the above definition of “Change in Control” shall be interpreted to require that in the case of director elections under A, the approval of the Incumbent Directors must be given prior to their election, and references to a “subsidiary” or “affiliate” of Kodak shall mean an entity in which Kodak possesses a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of the second entity entitled to vote generally in the election of directors or in which Kodak has the right to receive 50% or more of the distribution of profits or 50% of the assets on liquidation or dissolution.

1.5           Code

“Code” means the Internal Revenue Code of 1986, as amended.

1.6           Common Stock

"Common Stock" means the common stock of Kodak.

1.7           Company

"Company" means Kodak and its United States subsidiaries listed on Schedule A.  A subsidiary must be a member of the same “controlled group” as Kodak within the meaning of Section 414(b) or (c) of the Code in order for its employees to be active participants in the Plan.

1.8           Consolidated Group

“Consolidated Group” means Kodak and all Subsidiaries.

1.9           Compensation Committee

"Compensation Committee" shall mean the Executive Compensation and Development Committee of the Board.

1.10          Deferrable Amount

"Deferrable Amount" means an amount equal to the excess of the Eligible Employee's individual annual salary rate as of October 1 of any year over the Minimum Compensation Level.

1.11           Deferred Compensation Account

"Deferred Compensation Account" means the account established by the Company for each Participant for compensation deferred pursuant to this Plan.  The maintenance of individual Deferred Compensation Accounts is for bookkeeping purposes only.

1.12           Eligibility Compensation Level

“Eligibility Compensation Level” means the dollar amount used to determine whether a person is an Eligible Employee.  The Eligibility Compensation Level for a given Plan year will be determined by the Chief Human Resources Officer and Senior Vice President, Eastman Kodak Company, who will select a threshold that will maintain this Plan’s status as a “top-hat” plan.

1.13           Eligible Employee

"Eligible Employee" means for a particular Plan year: (1) the corporate officers of Kodak; and (2) any other employee of the Company whose individual annual salary rate as of October 1 of the prior year is equal to or greater than the Eligibility Compensation Level.  In addition, any Participant with an Account balance who does not qualify as an Eligible Employee for a particular Plan year solely because his or her individual annual salary rate as of October 1 of the prior year is less than the Eligibility Compensation Level for such Plan year, will nevertheless be an Eligible Employee for such Plan year; provided, however, he or she is a full-time employee and provided further that such Participant’s continued eligibility will not endanger this Plan’s status as a “top-hat” plan.  Also, solely for the 2001 Plan year, any Employee of the Company who was eligible to participate in the Plan for the 2000 Plan year, but elected not to participate, will be an Eligible Employee for the 2001 Plan Year.  Notwithstanding the foregoing, a non-resident alien will not be an Eligible Employee unless he or she is paid on United States payroll.

1.14           Enrollment Period

"Enrollment Period" means the period of consecutive days designated by the Director, Executive Compensation each year, provided however, that such period shall begin no earlier than October 15 and shall end no later than December 15 of each year.

1.15           Grandfathered Dollars

“Grandfathered Dollars” shall mean benefits payable under this Plan that are not subject to Code section 409A by reason of having been earned and vested as of December 31, 2004, provided that benefits shall cease to be Grandfathered Dollars if the Plan is "materially modified"

with respect to such Grandfathered Dollars after October 3, 2004.  Grandfathered Dollars shall be accounted for separately.

1.16           Interest Rate

"Interest Rate" means the base rate, as reported in the “Money Rates” section of the Wall Street Journal, on corporate loans posted by at least 75% of the nation’s 30 largest banks (known as the “Prime Rate”).

1.17           Kodak

"Kodak" means Eastman Kodak Company.

1.18           Market Value

"Market Value" means the mean between the high and low at which the Common Stock trades as quoted in the New York Stock Exchange Composite Transactions as published in the Wall Street Journal on the day for which the determination is to be made, or if such day is not a trading day, the immediately preceding day.

1.19           Minimum Compensation Level

“Minimum Compensation Level” means the dollar amount used to determine the amount of an Eligible Employee’s Deferrable Amount.  The Minimum Compensation Level is $50,000.

1.20           Plan

"Plan" means the 1982 Eastman Kodak Company Executive Deferred Compensation Plan as adopted by the Board and subsequently amended.

1.21           Participant

"Participant" means an Eligible Employee who elects for one or more years to defer compensation pursuant to this Plan.  All SOG Participants are Participants.

1.22           Separation from Service

With respect to Grandfathered Dollars, “Separation from Service” means separation from service with the Consolidated Group.

With respect to benefits other than Grandfathered Dollars, “Separation from Service” means separation from service within the meaning of Code section 409A (taking into account section 1.409A-1(h) of the Treasury regulations and other guidance of general applicability issued thereunder), administered in accordance with Eastman Kodak Company’s Policy Regarding Section 409A Compliance, provided that this Plan shall utilize the 50% common control standard described in the Treasury regulations rather than the 80% rule normally applied under the Policy.

1.23           SOG Participant

"SOG Participant" means a Participant who either: (1) is subject to the Guidelines for Senior Management Ownership of Eastman Kodak Company Stock as approved by the Compensation Committee; or (2) was subject to the Guidelines for Senior Management Ownership of Eastman Kodak Company Stock as approved by the Compensation Committee and still has a balance in his or her Stock Account in accordance with the terms of the Plan.

1.24           Stock Account

"Stock Account" means the account established by the Company for each SOG Participant, the performance of which is measured by reference to the Market Value of Common Stock.  The maintenance of individual Stock Accounts is for bookkeeping purposes only.

1.25           Subsidiary

“Subsidiary” means any corporation or other entity in which Kodak has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which Kodak has the right to receive 50% or more of the distribution of profits or 50% of the assets on liquidation or dissolution.

1.26           Valuation Date

"Valuation Date" means, with regards to a Participant’s Deferred Compensation Account, the last business day of each calendar month and, with regards to a SOG Participant’s Stock Account, the last business day of each calendar month.

Article 2          Participation

Only Eligible Employees are eligible to participate in the Plan.

Article 3          Deferral of Compensation

3.1            In General

All Eligible Employees, other than those Eligible Employees who are SOG Participants, may elect, in accordance with the time requirements established under Article 4 below, to defer receipt of one or more of the following to his or her Deferred Compensation Account:

1)	all or any portion of his or her Deferrable Amount to be earned during the immediately succeeding calendar year;

2)	up to a maximum of 75% of his or her cash award, if any, under the Executive Compensation for Excellence and Leadership plan (EXCEL) payable in the second immediately succeeding calendar year; and

3)	all or any portion of any other compensation identified by the Compensation Committee prior to the end of the Enrollment Period preceding the year in which such compensation is earned.

3.2           SOG Participants

All SOG Participants may elect, in accordance with the requirements established under Article 4 below, to defer receipt of one or more of the following to his or her Deferred Compensation Account:

1)	all or any portion of his or her Deferrable Amount to be earned during the immediately succeeding calendar year;

2)	up to a maximum of 75% of his or her cash award, if any, under the Executive Compensation for Excellence and Leadership plan (EXCEL) payable in the second immediately succeeding calendar year; and

3)	all or any portion of any other compensation identified by the Compensation Committee prior to the end of the Enrollment Period preceding the year in which such compensation is earned.

3.3           Eastman Kodak Employees’ Savings and Investment Plan (SIP)

A Participant in this Plan need not participate in the Eastman Kodak Employees’ Savings and Investment Plan.

3.4           Post Termination Deferrals

No deferral shall be made of any compensation payable after Separation from Service.

Article 4          Deferral Elections

4.1           Elections

An Eligible Employee may make a deferral election to defer compensation by executing and returning to the Compensation Committee in accordance with this Article 4 a deferred compensation form provided by Kodak.  An Eligible Employee may only make a deferral election into his or her Deferred Compensation Account; deferral elections into the Stock Account are not permitted under the Plan.

An otherwise-Eligible Employee who received an Accelerated Distribution under Section 8.8 may not make a deferral election for the calendar year following the calendar year of the Accelerated Distribution, in accordance with Section 8.8.  Deferrals by an otherwise-Eligible Employee who received a hardship distribution under the Eastman Kodak Employees’ Savings and Investment Plan or another 401(k) plan, or who received a distribution due to an unforeseeable emergency under Section 8.7, shall be restricted as required by the relevant 401(k) plan or Section 8.7, as applicable. The Compensation Committee or its designee may impose such restrictions or prohibitions on deferral elections for subsequent calendar years as it deems appropriate.

4.2.          Timing

An Eligible Employee who wishes to defer compensation under the Plan must irrevocably elect to do so during the Enrollment Period immediately preceding the calendar year for which such compensation is earned.  Elections made during the Enrollment Period shall be effective the first day of the calendar year immediately following the Enrollment Period.  Elections shall be made annually.  An Employee who would qualify as an Eligible Employee but who is hired after the close of the Enrollment Period must wait until the next Enrollment Period to file an election.

4.3           Irrevocability

Deferral elections made under this Plan with respect to any calendar year will be final and, after the close of the Enrollment Period for such calendar year, may not be revoked or amended in any manner.

Notwithstanding the foregoing, deferrals under this Plan will be cancelled in the event that a hardship distribution is made under the Eastman Kodak Employees’ Savings and Investment Plan or another 401(k) plan to the extent required by such plan, or in the event of a distribution due to an unforeseeable emergency under Section 8.7.

4.4           Deferral Elections by Eligible Employees Other Than SOG Participants

In the case of all Eligible Employees, other than SOG Participants, the deferred compensation form shall indicate: (1) the dollar amount of the Deferrable Amount to be deferred; (2) whether the deferral is to be at the same rate throughout the year, or at one rate for part of the year and at a second rate for the remainder of the year; (3) the amount, in terms of such percentages as Kodak shall determine, of the cash EXCEL award, if any, to be deferred; and (4) the portion to be deferred of any other compensation that the Compensation Committee determines is eligible for deferral under the Plan.

4.5           Deferral Elections by SOG Participants

The deferred compensation form of all SOG Participants shall indicate: (1) the dollar amount of the Deferrable Amount to be deferred; (2) whether the deferral is to be at the same rate throughout the year, or at one rate for part of the year and at a second rate for the remainder of the year; (3) the amount, in terms of such percentages as Kodak shall determine, of the cash EXCEL award, if any, to be deferred; and (4) the portion to be deferred of any other compensation that the Compensation Committee determines is eligible for deferral under the Plan.

Article 5          Hypothetical Investments

5.1           Deferred Compensation Account

Amounts in a Participant's Deferred Compensation Account are hypothetically invested in an interest bearing account which bears interest computed at the Interest Rate, compounded monthly.

5.2           Stock Account

Amounts in a SOG Participant's Stock Account are hypothetically invested in units of Common Stock.  Amounts transferred to a Stock Account are recorded as units of Common Stock, and fractions thereof, with one unit equating to a single share of Common Stock.  Thus, the value of one unit shall be the Market Value of a single share of Common Stock.  The use of units is merely a bookkeeping convenience; the units are not actual shares of Common Stock.  The Company will not reserve or otherwise set aside any Common Stock for or to any Stock Account.

5.3           Time Accounts Are Credited

Amounts to be deferred by a Participant shall be credited to the Participant's Account as follows:

1)	Deferrable Amount shall be credited each pay period on the date such amount is otherwise payable;

2)	EXCEL award shall be credited on the date such amount is otherwise payable; and

3)	any other compensation shall be credited on the date such amount is otherwise payable.

Article 6          Elections to Defer For a Fixed Period During Employment

6.1           In General

A Participant may elect to defer receipt of his or her compensation for a fixed number of years, no less than 5, provided that he or she neither incurs a Separation from Service nor dies during the period of deferral.  Any such election shall be made during the Enrollment Period on the deferred compensation form referenced in Article 4 above.  If such Participant incurs a Separation From Service or dies prior to the end of the fixed period, Article 8 shall govern the payment of his or her Accounts.

6.2           Form of Payment

If a Participant has elected to defer receipt of his or her compensation for a fixed number of years, payment of such amount shall be made in cash in a single lump-sum.

6.3           Valuation

The amount of the lump-sum due the Participant shall be valued as of the Valuation Date in August in the year following the termination of the deferral period.

6.4           Time of Payment

Payment shall be made in the year following the termination of the deferral period on a date selected by the Chief Human Resources Officer and Senior Vice President, Eastman Kodak Company.

Article 7          Investment Elections

The provisions of this Article 7 shall only apply to SOG Participants.

7.1           Elections

A.
In General.  Subject to Section 7.1(B), a SOG Participant may make an investment election to direct that all or any portion, designated as a whole percentage, of the existing balance of one of his or her Accounts be transferred to his or her other Account, effective as of the close of business on the last day of any calendar month (hereinafter the election's "Effective Date"), by filing a written election with the Compensation Committee on or prior to such date.

B.
Elections to Defer For A Fixed Period During Employment.  A SOG Participant may not transfer to his or her Stock Account any amount subject to an election to defer for a fixed number of years pursuant to Article 6, nor may he or she transfer to his or her Stock Account any interest that has accrued on such amount.

7.2           Election into the Stock Account

If a SOG Participant makes an investment election pursuant to Section 7.1 to transfer an amount from his or her Deferred Compensation Account to his or her Stock Account, effective as of the election's Effective Date, (i) his or her Stock Account shall be credited with that number of units of Common Stock, and fractions thereof, obtained by dividing the dollar amount elected to be transferred by the Market Value of the Common Stock on the Valuation Date coincident with or immediately preceding the election's Effective Date; and (ii) his or her Deferred Compensation Account shall be reduced by the amount elected to be transferred.

7.3           Election out of the Stock Account

If a SOG Participant makes an investment election pursuant to Section 7.1 to transfer an amount from his or her Stock Account to his or her Deferred Compensation Account, effective as of the election's Effective Date, (i) his or her Deferred Compensation Account shall be credited with a dollar amount equal to the amount obtained by multiplying the number of units to be transferred by the Market Value of the Common Stock on the Valuation Date coincident with or immediately preceding the election's Effective Date; and (ii) his or her Stock account shall be reduced by the number of units elected to be transferred.

7.4           Dividend Equivalents in the Stock Account

Effective as of the payment date for each cash dividend on the Common Stock, additional units of Common Stock shall be credited to the Stock Account of each SOG Participant who had a balance in his or her Stock Account on the record date for such dividend.  The number of units that shall be credited to the Stock Account of such a SOG Participant shall be computed by multiplying the dollar value of the dividend paid upon a single share of Common Stock by the number of units of Common Stock held in the SOG Participant's Stock Account on the record date for such dividend and dividing the product thereof by the Market Value of the Common Stock on the payment date for such dividend.

7.5           Stock Dividends in the Stock Account

Effective as of the payment date for each stock dividend (as defined in Code section 305) on the Common Stock, additional units of Common Stock shall be credited to the Stock Account of each SOG Participant who had a balance in his or her Stock Account on the record date for such dividend.  The number of units that shall be credited to the Stock Account of such a SOG Participant shall equal the number of shares of Common Stock which the SOG Participant would have received as stock dividends had he or she been the owner on the record date for such stock dividend of the number of shares of Common Stock equal to the number of units credited to his or her Stock Account on such record date.  To the extent the SOG Participant would have also received cash, in lieu of fractional shares of Common Stock, had he or she been the record owner of such shares for such stock dividend, then his or her Stock Account shall also be credited with that number of units, or fractions thereof, equal to such cash amount divided by the Market Value of the Common Stock on the payment date for such dividend.

7.6           Recapitalization in the Stock Account

If Kodak undergoes a reorganization as defined in Code section 368(a), the Compensation Committee shall, in its sole and absolute discretion, take whatever action it deems necessary, advisable or appropriate with respect to the Stock Accounts in order to reflect such transaction, including, but not limited to, adjusting the number of units credited to a SOG Participant's Stock Account.  Any action taken shall comply with Code section 409A.

7.7           Distributions from the Stock Account

Amounts in respect of units of Common Stock shall be distributed in cash in accordance with Articles 6, 8 and 11.  For purposes of a distribution pursuant to Article 6, 8, or 11, the number of units to be distributed from a SOG Participant's Stock Account shall be valued by multiplying the number of such units by the Market Value of the Common Stock as of the Valuation Date coincident with or immediately preceding the date such distribution is to occur.  Pending the complete distribution under Section 8.2 or liquidation under Section 7.8 of the Stock Account of a SOG Participant who has terminated his or her employment with the Company, the SOG Participant shall continue to be able to make elections pursuant to Sections 7.2 and 7.3 and his or her Stock Account shall continue to be credited with additional units of Common Stock pursuant to Sections 7.4, 7.5, and 7.6.

7.8           Liquidation of Stock Account

The provisions of this Section 7.8 shall be applicable if on the second anniversary of the SOG Participant's retirement or, if earlier, Separation From Service with the Company, the SOG Participant has a balance remaining in his or her Stock Account.  In such case, effective as of the first day of the first calendar month immediately following the date of such second anniversary, the entire balance of the SOG Participant's Stock Account shall automatically be transferred to his or her Deferred Compensation Account and, he or she shall thereafter be ineligible to transfer any amounts to his or her Stock Account.  For purposes of valuing the units of Common Stock subject to such a transfer, the method described in Section 7.3 shall be used.

Article 8          Payment of Deferred Compensation

8.1           Background

No withdrawal may be made from a Participant's Accounts except as provided in this Article 8 and Articles 6 and 11.

8.2           Manner of Payment

A.
With respect to Grandfathered Dollars, payment of a Participant's Accounts shall be made at the sole discretion of the Compensation Committee in a single sum or in annual installments; provided, however, that payment in the event of death shall be made in accordance with Section 8.6.  The maximum number of installments is ten.  All payments from the Plan shall be made in cash.  Nothing herein prohibits or requires payment of Grandfathered Dollars in the same manner as the remaining portion of the Participant’s Accounts is paid under (B) below.

B.
With respect to benefits other than Grandfathered Dollars, a Participant shall be permitted to file a distribution election, and distributions of such deferred compensation amounts shall be made in accordance with the Participant’s election (provided that death benefits shall be distributed as provided in Section 8.6).  A Participant may elect to have such deferred compensation amounts paid in the form of a lump sum, or in the form of annual installment payments to be paid over a period not to exceed ten years.  Participants must file such elections upon commencement of participation in the Plan.  For those Participants who were already Participants on January 1, 2005, distribution of benefits other than Grandfathered Dollars shall be determined as follows:

1)
In accordance with such Participant's election, if the Participant filed an election by December 31, 2008, and such election complied with transition guidance issued by the Internal Revenue Service and the Plan's administrative procedures and deadlines.

2)	If no such election was filed, in the form of a lump-sum payment in accordance with Section 8.3.

For those Participants who were not already Participants on January 1, 2005, but who fail to file a timely election, payment will be made in the form of a lump-sum payment in accordance with Section 8.3.

Distribution elections under this Section do not apply to amounts which are payable under Article 6 rather than under this Article.

8.3           Timing

Payments shall commence in accordance with the following on a date selected by the Chief Human Resources Officer and Senior Vice President, Eastman Kodak Company, within the specified payment year:

A.
With respect to Grandfathered Dollars, payments shall commence in any year designated by the Compensation Committee up through the tenth year following the year of the Participant’s Separation from Service, provided that if a Participant has incurred a Separation from Service prior to the beginning of the year in which he reaches age 71, payments must commence no later than the year the Participant reaches age 71, and if a Participant has not incurred a Separation from Service as of the beginning of the year he reaches age 71, payments must commence in the year after the year in which the Participant incurs a Separation from Service.  Nothing herein prohibits or requires payment of Grandfathered Dollars in the same manner as the remaining portion of the Participant’s Accounts is paid under (B) below.  Notwithstanding the preceding sentence of this Section 8.3, payment in the event of death shall be made in accordance with Section 8.6.

If a Participant is reemployed while receiving benefits, the Committee shall determine whether benefits will continue during reemployment or be suspended.

B.
With respect to benefits other than Grandfathered Dollars, payments shall commence in the year selected by the Participant pursuant to the election filed under Section 8.2(B).  The Participant may select any year following the year of his or her Separation from Service up through the tenth year following the year of the Participant’s Separation from Service, provided that if a Participant has incurred a Separation from Service prior to the beginning of the year in which he reaches age 71, payments must commence as of the earlier of the selected year or the year the Participant reaches age 71, and if a Participant has not incurred a Separation from Service as of the beginning of the year in which he reaches age 71, payments must commence in the year after the year in which the Participant incurs a Separation from Service.  Notwithstanding the foregoing, distribution elections under this Section do not apply to amounts which are payable under Article 6 rather than under this Article, and payment in the event of death shall be made in accordance with Section 8.6.

By way of clarification, a Participant’s election of payment in the form of installments pursuant to Section 8.2 may provide that payment of the benefits governed by such election will commence in any of years one through ten after Separation from Service, provided that payments must commence no later than the year in which the Participant reaches age 71 (or the year after the year the Participant incurs a Separation from Service, if later).

A Participant’s reemployment shall not affect the timing of payment of the portion of his Account payable on account of his original Separation From Service.   The Participant may file a new election for future contributions upon his commencement of participation following his re-employment.

For those Participants who were already Participants on January 1, 2005, distribution of benefits other than Grandfathered Dollars shall be determined as follows:

1)
In accordance with such Participant’s election, if the Participant filed an election by December 31, 2008, and such election complied with transition guidance issued by the Internal Revenue Service and the Plan’s administrative procedures and deadlines.

2)	If no such election was filed, in the first full calendar year following Separation from Service.

For those Participants who were not already Participants on January 1, 2005, but who fail to file a timely election, payment will be made in the first full calendar year following Separation from Service.

The Chief Human Resources Officer and Senior Vice President, Eastman Kodak Company, shall designate the actual date by which payment is to be made within a year, provided that payment must in all cases be made no earlier than January 1st and no later than December 31st of the year in which payment becomes due.  However, if the Participant at the time of Separation from Service is subject to the six-month waiting period following separation from service that Kodak requires for certain executive employees as a result of Code section 409A and the selected payment date for the year in which payment is due is within the six-month waiting period, payment instead will be made as soon as practicable after the expiration of such period (and in any case within 90 days after such expiration).

8.4           Valuation

The amount of each payment shall be equal to the value, as of the immediately preceding Valuation Date, of the Participant's Accounts, divided by the number of installments remaining to be paid.  If payment of a Participant’s Accounts is determined by the Compensation Committee (with respect to Grandfathered Dollars) and/or required under a distribution election (with respect to benefits other than Grandfathered Dollars) to be paid in installments and the Participant has a balance in his or her Stock Account at the time of the payment of an installment, the amount that shall be distributed from his or her Stock Account shall be the amount obtained by multiplying the total amount of the installment determined in accordance with the immediately preceding sentence by the percentage obtained by dividing the balance in the Stock Account as of the immediately preceding Valuation Date by the total value of the Participant’s Accounts as of such date.  Similarly, in such case, the amount that shall be distributed from the Participant’s Deferred Compensation Account shall be the amount obtained by multiplying the total amount of the installment determined in accordance with the first sentence of this Section 8.4 by the percentage obtained by dividing the balance in the Deferred Compensation Account as of the immediately preceding Valuation Date by the total value of the Participant’s Accounts as of such date.  The calculations described in this Section shall be performed separately for the portion of Accounts attributable to Grandfathered Dollars and for the other portion of the Accounts.

8.5           Termination of Employment with Respect to Eastman Chemical Company Spin-Off

Anything herein to the contrary notwithstanding, Participants who ceased to be employed by Kodak or any Subsidiary of Kodak and were employed by Eastman Chemical Company or one of its subsidiaries in connection with the distribution of the common stock of Eastman Chemical Company to the shareholders of Kodak in 1994, were not considered to have terminated employment for purposes of this Plan.

8.6           Payment of Deferred Compensation After Death

If a Participant dies prior to complete payment of his or her Accounts, the provisions of this Section 8.6 shall become operative.

A.
Stock Account.  Effective as of the date of a SOG Participant's death, the entire balance of his or her Stock Account shall be transferred to his or her Deferred Compensation Account.  For purposes of valuing the units of Common Stock subject to such a transfer, the deceased SOG Participant's Deferred Compensation Account shall be credited with a dollar amount equal to the amount obtained by multiplying the number of units in the deceased SOG Participant's Stock Account at the time of his or her death by the Market Value of the Common Stock on the date of his or her death.  Thereafter, no amounts in the deceased SOG Participant's Deferred Compensation Account shall be eligible for transfer to the deceased SOG Participant's Stock Account by any person, including, but not by way of limitation, the deceased SOG Participant's beneficiary or legal representative.

B.
Distribution.  The balance of the Participant's Accounts, valued as of the Valuation Date immediately preceding the date payment is made, shall be paid in a single, lump-sum payment to: (1) the beneficiary or contingent beneficiary designated by the Participant on forms supplied by the Compensation Committee; or, in the absence of a valid designation of a beneficiary or contingent beneficiary, (2) the Participant's estate within 30 days after appointment of a legal representative of the deceased Participant.  In any event, payment will be made no later than the end of the taxable year of death (or, if later, the fifteenth day of the third month following the date of death).

8.7           Acceleration of Payment for Hardship

Upon written approval from Kodak's Chairman of the Board (the Compensation Committee, in the case of a request from the Chairman of the Board) a Participant, whether or not he or she is still employed by Kodak or any Subsidiary, may be permitted to receive all or part of his or her Accounts if the Chairman of the Board (or the Compensation Committee, when applicable) determines that an emergency event beyond the Participant's control exists which would cause such Participant severe financial hardship if the payment of his or her Accounts were not approved.  By way of clarification, regardless of whether a Participant’s Accounts consist of Grandfathered Dollars, benefits other than Grandfathered Dollars, or both, distribution shall be permitted only to the extent that the emergency event constitutes an “unforeseeable emergency” within the meaning of Code section 409A.  An “unforeseeable emergency” is a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary or the Participant’s dependent(s) (as defined in Code section 152 without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)) or loss of the Participant’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant (as contemplated by Code section 409A and the Treasury regulations).

Any such distribution for hardship shall be limited to the amount needed to meet such emergency.  If such a distribution occurs while the Participant is employed by Kodak or any Subsidiary, any election to defer compensation for the year in which the Participant receives a hardship withdrawal shall be ineffective as to compensation earned for the pay period following the pay period during which the withdrawal is made and thereafter for the remainder of such year and shall be ineffective as to any wage dividend or any other compensation elected to be deferred for such year.

8.8           Accelerated Distribution

A.
In General.  Notwithstanding any other provision of the Plan, a Participant may elect an Accelerated Distribution from the portion of his or her Deferred Compensation Account attributable to Grandfathered Dollars, subject to the restrictions set forth in this Section 8.8.

B.
Accounts.  An Accelerated Distribution may only be made from a Participant’s Deferred Compensation Account, not from the Participant’s Stock Account.  Amounts in a Participant’s Accounts which are not attributable to Grandfathered Dollars cannot be distributed under this Section 8.8 under any circumstances.

C.	Election Form. The election to take an Accelerated Distribution will be made by filing a form provided by and filed with Kodak.

D.
Time of Election.  To be processed in the same year in which an election is made, an Accelerated Distribution election must be  received by Kodak on or prior to November 30.  Elections made after this date will not be processed until the immediately following year.

E.
Amount.  The amount of the Accelerated Distribution election will be not less than 25% of the portion of a Participant’s Deferred Compensation Account attributable to Grandfathered Dollars as of the date Kodak processes the Participant’s election.

F.
Date of Distribution.  Subject to Section 8.8(D), the amount of theAccelerated Distribution will be paid in a single payment  within 30days of Kodak’s receipt of the election or as soon thereafter as is administratively possible.

G.
Early Distribution Penalty.  All Accelerated Distributions will be subject to a 10% penalty.  Consequently, if a Participant requests an Accelerated Distribution of the entire amount of Grandfathered Dollars in his or her Deferred Compensation Account, 10% of the amount will be permanently forfeited and Kodak will have no obligation to either the Participant or his or her beneficiary with respect to such forfeited amount.  If a Participant receives an Accelerated Distribution of 25% or more of the Grandfathered Dollars in his or her Deferred Compensation Account, the Participant will forfeit 10% of the gross amount to be distributed from the Participant's Deferred Compensation Account and Kodak will have no obligatin to either the Participant or his or her beneficiary with respect to such forfeited amount.

H.	Limit on Accelerated Distributions. A Participant may not receive more than one Accelerated Distribution in any calendar year.

I.
Further Deferrals.  A Participant who receives an AcceleratedDistribution will not be eligible to make deferrals under the Plan forthe calendar year commencing after his or her receipt of theAccelerated Distribution.  The Participant may file a new election during the Enrollment Period for any subsequent calendar year, if the Participant is otherwise eligible to participate in the Plan.

J.	Rules Adopted by the Compensation Committee. The Compensation Committee will have the authority to adopt additional rules relating to Accelerated Distributions.

K.	Tax Withholding. Accelerated Distribution payments will be paid subject to all withholding taxes required under applicable law.

Article 9          Administration

9.1           Responsibility

The Compensation Committee shall have total and exclusive responsibility to control, operate, manage and administer the plan in accordance with its terms.

9.2           Authority of the Compensation Committee

The Compensation Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan.  Without limiting the generality of the preceding sentence, the Compensation Committee shall have the exclusive right: to interpret the Plan, to determine eligibility for participation in the Plan, to decide all questions concerning eligibility for and the amount of benefits payable under the Plan, to construe any ambiguous provision of the Plan, to correct any default, to supply any omission, to reconcile any inconsistency, and to decide any and all questions arising in the administration, interpretation, and application of the Plan.

9.3           Discretionary Authority

The Compensation Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and benefits under the Plan.  It is the intent of the Plan that the decisions of the Compensation Committee and its actions with respect to the Plan shall be final and binding upon all persons having or claiming to have any right or interest in or under the Plan and that no such decision or action shall be modified upon judicial review unless such decision or action is proven to be arbitrary or capricious.

9.4           Delegation of Authority

The Compensation Committee may delegate some or all of its authority under the Plan to any person or persons provided that any such delegation be in writing.

Article 10        Miscellaneous

10.1         Non-Competition Provision

If a Participant, without the written consent of Kodak, engages either directly or indirectly, in any manner or capacity, as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by Kodak or any Subsidiary, while a balance remains credited to his or her Account, the Company may, in its sole discretion, pay to the Participant the balance of Grandfathered Dollars credited to his or her Deferred Compensation Account and/or Stock Account.  This provision shall not apply to benefits other than Grandfathered Dollars.

10.2         Participant's Rights Unsecured

The amounts payable under the Plan shall be unfunded, and the right of any Participant or his or her estate to receive any payment under the Plan shall be an unsecured claim against the general assets of the Company.  No Participant shall have the right to exercise any of the rights or privileges of a shareholder with respect to the units credited to his or her Stock Account.

10.3         No Right to Continued Employment

Participation in the Plan shall not give any employee any right to remain in the employ of the Company.  The Company reserves the right to terminate any Participant at any time.

10.4         Statement of Account

Statements will be sent no less frequently than annually to each Participant or his or her estate showing the value of the Participant's Accounts.

10.5         Assignability

Neither the Participant nor the Company shall have the right to assign any rights or obligations under the Plan.  However, the Plan shall inure to the benefit of and be binding upon the successors of the Company.

10.6         Deductions

The Company will withhold to the extent required by law all applicable income and employment taxes from amounts paid under the Plan.

10.7         Amendment

The Plan may at any time or from time to time be amended, modified, or terminated by the Compensation Committee.  However, no amendment, modification, or termination shall, without the consent of a Participant, adversely affect the amount of such Participant's accruals in his or her Accounts.  No amendment, modification, suspension or termination will accelerate distributions unless such acceleration is approved by Kodak and permitted under Code section 409A and the Treasury regulations and interpretive guidance issued thereunder.

10.8         Governing Law

The Plan shall be construed, governed and enforced in accordance with the law of New York State, except as such laws are preempted by applicable federal law.

10.9         Compliance with Securities Laws

Subject to the limitations imposed by Code section 409A, the Compensation Committee may, from time to time, impose additional, or modify or eliminate existing, Plan restrictions and requirements, including, but not by way of limitation, the restrictions regarding a SOG Participant's ability to elect into and out of his or her Stock Account under Sections 7.2 and 7.3 or the requirement of an automatic transfer pursuant to Section 8.6(A), as it deems necessary, advisable or appropriate in order to comply with applicable federal and state securities laws.  All such restrictions shall be accomplished by way of written administrative guidelines adopted by the Compensation Committee, and shall be in compliance with Code section 409A and the Treasury regulations thereunder.

10.10       Diconix Deferred Compensation

The deferred compensation accounts maintained by Research Boulevard Realty Co., Inc. (formerly Diconix, Inc.) pursuant to the Diconix, Inc. Deferred Compensation Plan shall be treated as Deferred Compensation Accounts under this Plan and shall be subject to all the terms and conditions of this Plan.

10.11       NexPress Solutions, Inc. Deferred Compensation Accounts

Deferred Compensation Accounts shall be established under the Plan for each person whose benefit obligation under the NexPress Solutions, LLC Nonqualified Deferred Compensation Plan (sponsored by NexPress Solutions, Inc.) (the “NexPress Plan”) is assumed by Kodak as of the date the NexPress Plan terminated in 2005 and who does not receive payment in full at the time of termination of the NexPress Plan.

A.
Any such person’s Deferred Compensation Account shall be credited with the amount of the benefit obligation not paid to the person upon termination of the NexPress Plan.  Notwithstanding any provision in the Plan to the contrary, such a person shall be considered a Participant or beneficiary, as applicable, under the Plan for purposes of the Deferred Compensation Account established pursuant to this Section, regardless of whether such person is otherwise eligible to be a Participant in the Plan.  However, no person may make additional deferrals under the Plan unless he or she is eligible to do so in accordance with the terms of the Plan.

B.
Deferred Compensation Accounts established pursuant to this Section shall be subject to all the terms and conditions of this Plan and valid Participant elections under this Plan as well as the requirements of Code section 409A.  Participants are authorized to make distribution elections with respect to such Deferred Compensation Accounts on or before December 31, 2005 and otherwise in accordance with the terms of the Plan and Code section 409A.

C.	Benefit obligations assumed by Kodak as described in this Section and the Deferred Compensation Accounts reflecting such obligations shall be subject to Code section 409A.

D.
It is acknowledged that the NexPress Plan permitted its participants to elect to receive all or part of their benefits in 2005, pursuant to the transition rule of Q & A – 20 of IRS Notice 2005-1, as reflected by timely amendments to such plan.  For the avoidance of doubt, no such election rights shall apply to Deferred Compensation Accounts under the Plan.

Article 11        Change in Control

11.1          Background

The terms of this Article 11 shall immediately become operative, without further action or consent by any person or entity, upon a Change in Control, and once operative shall supersede and control over any other provisions of this Plan.

11.2          Payment of Deferred Compensation

Upon a Change in Control, each Participant, whether or not he or she is still employed by Kodak or any Subsidiary, shall be paid in a single, lump-sum cash payment the balance of his or her Accounts as of the Valuation Date immediately preceding the date payment is made, (except that the value of the Stock Account shall be determined as of the date of the Change in Control).  Such payment shall be made as soon as practicable, but in any event no later than 90 days after the Change in Control.

11.3          Amendment On or After Change In Control

On or after a Change in Control, no action, including, but not by way of limitation, the amendment, suspension or termination of the Plan, shall be taken which would affect the rights of any Participant or the operation of this Plan with respect to the balance in the Participant's Accounts, except to the extent Kodak’s counsel, accountants or auditors identify such amendment or termination as necessary to bring the Plan into compliance with applicable law and/or avoid the imposition of penalties on Participants (provided that an amendment or termination shall not be permitted for the purpose of avoiding penalties imposed on Participants unless the adverse effect of such penalties would be worse than the adverse effect of any such amendment or termination).

Schedule A

Eastman Gelatine Corporation
Eastman Kodak International Capital Company, Inc.